   As filed with the Securities and Exchange Commission on October 26, 1999
                             Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                _______________
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                _______________
                       MACE SECURITY INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                                _______________


                   DELAWARE                                                                  03-0311630
      (State or other jurisdiction of                                         (I.R.S. Employer Identification Number)
       Incorporation or Organization)

                                                                                        LOUIS D. PAOLINO, JR.
                                                                                       CHIEF EXECUTIVE OFFICER
                                                                                  MACE SECURITY INTERNATIONAL, INC.
        1000 CRAWFORD PLACE, SUITE 400                                             1000 CRAWFORD PLACE, SUITE 400
         MT. LAUREL, NEW JERSEY 08054                                               MT. LAUREL, NEW JERSEY 08054
              (856) 778-2300                                                                 (856) 778-2300
      (Address, Including Zip Code, and Telephone Number,                   (Name, Address, Including Zip Code, and Telephone
Including Area Code, of Registrant's Principal Executive Offices)           Number, Including Area Code, of Agent for Service)

                            _______________________
                                    COPY TO:
                          H. John Michel, Jr., Esquire
                              James Biehl, Esquire
                           Drinker Biddle & Reath LLP
                                One Logan Square
                            18th and Cherry Streets
                       Philadelphia, Pennsylvania  19103

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

         Title of Shares             Amount to be       Proposed Maximum             Proposed Maximum           Amount of
         To be Registered            Registered    Offering Price Per Share(1)  Aggregate Offering Price(1)  Registration Fee
Common Stock, $.01 par value            7,500,000             $6.88                    $51,600,000               $14,345.00

(1) Calculated pursuant to Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                    To be completed, dated October 26, 1999

PROSPECTUS

                       MACE SECURITY INTERNATIONAL, INC.

                       7,500,000 SHARES OF COMMON STOCK


     We may offer and issue up to 7,500,000 shares of our common stock when we acquire other companies' assets, businesses or securities from time to time. We will determine the terms of these acquisitions by negotiating directly with the owners or controlling persons of these companies. We expect that the shares will be valued at prices reasonably related to our common stock's market price either at the time we agree on the acquisitions' terms or at or about the time we deliver the shares. After obtaining our permission, the persons who have received or will receive shares issued in our acquisitions, including their transferees, may use this prospectus to offer and sell the shares.

     Our common stock is currently traded on the Nasdaq Stock Market under the symbol "MACE." The closing price of our common stock on The Nasdaq Stock Market on October 25, 1999 was $6.75 per share.

                                 --------------

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                                 --------------

     Our principal executive offices are located at 1000 Crawford Place, Suite 400, Mt. Laurel, New Jersey 08054, and our telephone number is (856) 778-2300.

                                 --------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 --------------

                   This prospectus is dated [      ], 1999.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
RISK FACTORS...............................................................   3

THE COMPANY................................................................   8

CAUTIONARY STATEMENT.......................................................   9

PLAN OF DISTRIBUTION.......................................................   9

USE OF PROCEEDS............................................................  11

LEGAL OPINIONS.............................................................  11

EXPERTS....................................................................  11

WHERE YOU CAN FIND MORE INFORMATION........................................  12


     THIS PROSPECTUS INCORPORATES IMPORTANT INFORMATION ABOUT OUR COMPANY
     --------------------------------------------------------------------

THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT MACE THAT IS NOT INCLUDED OR DELIVERED WITH THIS PROSPECTUS. WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, AFTER THEIR WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO THE DOCUMENTS, UNLESS THE EXHIBITS ARE INCORPORATED SPECIFICALLY BY REFERENCE IN THE DOCUMENTS. TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE DATE YOU MAKE YOUR INVESTMENT DECISION. WRITTEN REQUESTS FOR COPIES SHOULD BE ADDRESSED TO EDUARDO NIEVES, JR., INVESTOR RELATIONS, MACE SECURITY INTERNATIONAL, INC., 1000 CRAWFORD PLACE, SUITE 400, MT. LAUREL, NEW JERSEY 08054

                                 RISK FACTORS

     Before you decide to invest, you should consider carefully the risks described below, together with the information provided in the other parts of this prospectus. Any or all of these factors or others not mentioned below could affect our prospects as a whole.

GENERAL RISKS
-------------

WE NEED TO RAISE ADDITIONAL CAPITAL

     At June 30, 1999, we had negative working capital of approximately $3.2 million and short-term indebtedness aggregating approximately $10 million, with portions maturing in November 1999 ($4.85 million), December 1999 ($100,000) and January 2000 ($4.87 million). Our business plan will require significant additional capital to fund acquisitions and internal development and growth.
Our capital requirements also include working capital for daily operations and significant capital for equipment purchases. To satisfy our existing obligations and implement our business plan we will need to refinance our existing debt. To the extent that we lack cash to meet our further capital needs, we will be required to raise additional funds through bank borrowings and significant additional equity and/or debt financings, which may result in significant increases in leverage and interest expense and/or substantial dilution. Presently we are working with Bank of America on borrowing $45 million on a syndicated line of credit. We cannot assure you, however, that we will obtain the line of credit from Bank of America or that, if we do not obtain the line of credit, other additional funding will be available on terms favorable to us. If we are unable to raise additional capital, we will need to reduce substantially the scale of our operations and to curtail our business plan.

WE HAVE A HISTORY OF LOSSES, WE HAVE WORKING CAPITAL DEFICITS AND WE MAY INCUR CONTINUING CHARGES

     We have reported net losses and working capital deficits in prior fiscal years and we have recently expended substantial funds for acquisitions and equipment. In connection with financing acquisitions and business growth, we anticipate that we will continue to incur significant debt and interest charges. In addition, we will recognize goodwill amortization charges in connection with our acquisitions that are accounted for under the "purchase" method of accounting. The amount of goodwill recognized is the amount by which the purchase price of a business exceeds the fair market value of the assets acquired. Goodwill is amortized over a period not to exceed 25 years depending on the business acquired, resulting in an annual non-cash charge to our earnings during that period. As we continue to acquire additional businesses, our financial position and results of operations may fluctuate significantly from period to period.

OUR BUSINESS PLAN POSES RISKS FOR US

     Our business objective is to develop and grow a full service, integrated car care business through acquisitions of car washes and through the internal development of our car wash facilities by adding gasoline pumps, oil change facilities and convenience stores to our locations. We have repositioned our company from a company involved primarily in the production of consumer defense products to a company that also offers car wash and car care services. This strategy involves a number of risks, including:

 .  Risks associated with growth
 .  Risks associated with acquisitions
 .  Risks associated with the recruitment and development of management and operating personnel
 .  Risks associated with lack of experience in the car service industries

     If we are unable to manage one or more of these associated risks effectively, we may not realize our business plan.

WE HAVE A LIMITED OPERATING HISTORY REGARDING OUR CAR WASH AND CAR SERVICE BUSINESSES

       Since July 1999, our main business has been the acquisition and operation of car wash and car service facilities, which now account for more than half of our revenues. Because of our relatively limited operating history with respect to these businesses, we cannot assure you that we will be able to operate them successfully.

WE MAY NOT BE ABLE TO MANAGE GROWTH

       If we succeed in growing, growth will place significant burdens on our management and on our operational and other resources. We will need to attract, train, motivate, retain and supervise our senior managers and other employees and develop a managerial infrastructure. If we are unable to do this, we will not be able to realize our business objectives.

OUR STOCK PRICE IS VOLATILE

     Our common stock's market price has been and is likely to continue to be highly volatile. Factors like fluctuations in our quarterly revenues and operating results, our ongoing acquisition program, market conditions and economic conditions generally may impact significantly our common stock's market price. In addition, as we continue to acquire additional car wash businesses, we may agree to issue common stock that will become available generally for resale and may have an impact on our common stock's market price.

RISKS OF ACQUISITIONS
---------------------

     IN GENERAL. Our strategy to grow in part through acquisitions depends upon our ability to identify suitable acquisition candidates, and to consummate acquisitions on financially favorable terms. This strategy involves risks inherent in assessing acquisition candidates' values, strengths, weaknesses, risks and profitability and risks related to the financing, integration and operation of acquired businesses, including:

    .  adverse short-term effects on our reported operating results;
    .  diversion of management's attention;
    . dependence on hiring, training and retaining key personnel; and . risks associated with unanticipated problems or latent liabilities.

     We cannot assure you that acquisition opportunities will be available, that we will have access to the capital required to finance potential acquisitions, that we will continue to acquire businesses, or that any acquired business will be profitable.

WE MAY NOT BE ABLE TO INTEGRATE BUSINESSES WE ACQUIRE AND ACHIEVE OPERATING EFFICIENCIES

       We are in the process of combining the businesses and assets that we have acquired recently into an integrated operating structure. Our future growth and profitability depend substantially on our ability to operate and integrate acquired businesses. Our strategy is to achieve economies of scale and brand-name recognition in part through acquisitions that increase our size. We cannot assure you that our efforts to integrate acquired operations will be effective or that we will realize expected results. Our failure to achieve any of these results could have a material adverse effect on our business and results of operations.

WE FACE POTENTIAL LIABILITIES ASSOCIATED WITH ACQUISITIONS OF BUSINESSES

     The businesses we acquire may have liabilities that we do not discover or may be unable to discover during our preacquisition investigations, including liabilities arising from environmental contamination or prior owners' non-compliance with environmental laws or other regulatory requirements, and for which we, as a successor owner or operator, may be responsible.

RISKS OF PARTICULAR BUSINESS LINES
----------------------------------

WE FACE RISKS ASSOCIATED WITH OUR CONSUMER SAFETY PRODUCTS

     We face claims of injury allegedly resulting from our defense sprays. We cannot assure you that our insurance coverage will be sufficient to cover any judgments won against us in these lawsuits. If our insurance coverage is exceeded, we will have to pay the excess liability directly. We are also aware of several claims that defense sprays used by law enforcement personnel resulted in deaths of prisoners and of suspects in custody. While we no longer sell defense sprays to law enforcement agencies, it is possible that the increasing use of defense sprays by the public could, in the future, lead to additional product liability claims.

OUR CAR WASH BUSINESS MAY SUFFER UNDER CERTAIN WEATHER CONDITIONS

       Seasonal trends in some periods may affect our car wash business. In particular, long periods of rain can affect adversely our car wash business as people typically do not wash their cars during such periods. Conversely, extended periods of warm, dry weather may encourage customers to wash their own cars which can affect adversely our car wash business.

CONSUMER DEMAND FOR OUR CAR WASH SERVICES IS UNPREDICTABLE

     Our financial condition and results of operations will depend substantially on consumer demand for car wash services. Our business depends on consumers' choosing to employ professional services to wash their cars rather than washing their cars themselves or not washing their cars at all. We cannot assure you that consumer demand for car wash services will increase as our business expands. Nor can we assure you that consumer demand will maintain its current level.

WE MUST MAINTAIN OUR CAR WASH EQUIPMENT

     Although we undertake to keep our car washing equipment in proper operating condition, the operating environment found in car washes results in frequent mechanical problems. If we fail to properly maintain a car washes' equipment, the car wash could become inoperable resulting in a loss of revenue to us from the inoperable location.

OUR CAR WASH AND CAR SERVICES AND CONSUMER SAFETY PRODUCT BUSINESSES FACE GOVERNMENTAL REGULATION

     Car Wash and Car Service Businesses.  We are governed by federal, state and
     -----------------------------------
local laws and regulations, including environmental regulations, that regulate the operation of our car wash centers and other car services businesses. Car wash centers utilize cleaning agents and waxes in the washing process that are then discharged in waste water along with oils and fluids washed off of vehicles. Other car services, such as gasoline and lubrication, use of a number of oil derivatives and other regulated hazardous substances. As a result, we are governed by environmental laws and regulations dealing with, among other things:

    . transportation, storage, presence, use, disposal and handling of hazardous materials and hazardous wastes;
    .  discharge of stormwater; and
    .  underground storage tanks.

     If any of the previously mentioned substances were found on our property, including leased properties, or if we were found to be in violation of applicable laws and regulations, we could be responsible for clean-up costs, property damage and fines or other penalties, any one of which could have a material adverse effect on our financial condition and results of operations.

     Consumer Safety Product.  The distribution, sale, ownership and use of
     -----------------------
consumer defense sprays are legal in 50 states and the District of Columbia. We cannot assure you, however, that restrictions on the manufacture or use of consumer defense sprays will not be enacted that would have an adverse impact on our financial condition.

     Some of our consumer defense spray manufacturing operations currently incorporate hazardous materials, the use and emission of which are regulated by various state and federal environmental protection agencies, including the Environmental Protection Agency. We believe that we are in compliance currently with all state and local statutes governing our disposal of these hazardous materials, but if there are any changes in environmental permit or regulatory requirements, or if we fail to comply with any environmental requirements, these changes or failures may have a material adverse effect on our business and financial condition.

ADDITIONAL RISKS
----------------

WE FACE SIGNIFICANT COMPETITION

    The extent and kind of competition that we face varies. The car wash industry is highly competitive. Competition is based primarily on location, facilities, customer service, available services and rates. Because barriers to entry into the car wash industry are relatively low, competition may be expected to continually arise from new sources not currently competing with us. In this sector of our business we also face competition from outside the car wash industry, such as gas stations and convenience stores, that offer automated car wash services. In some cases, these competitors may have significantly greater financial and operating resources than we do. In our car service businesses, we face competition from a number of sources, including regional and national chains, gasoline stations and companies and automotive companies and specialty stores, both regional and national.

OUR OPERATIONS ARE DEPENDENT SUBSTANTIALLY ON THE SERVICES OF OUR EXECUTIVE OFFICERS, PARTICULARLY LOUIS D. PAOLINO, JR.

    Our operations are dependent substantially on the services of our executive officers, particularly Louis D. Paolino, Jr., our Chairman of the Board, Chief Executive Officer and President. If we lose Mr. Paolino's services or that of one or more of our other executive officers, the loss could have a material adverse effect on our business and results of operations. We do not maintain key-man life insurance policies on our executive officers.

WE ARE CONTROLLED BY LOUIS D. PAOLINO, JR.

     Louis D. Paolino, Jr., our President, Chief Executive Officer and Chairman of our Board of Directors, owns or has the right to vote approximately 40 percent of our outstanding stock, giving him a great deal of influence over our affairs. Mr. Paolino's influence could affect important functions, including the election of our Board members and our ability to enter into transactions with affiliates and related parties and the approval or prevention of any proposed merger, sale of assets or other business combination. Mr. Paolino's influence, thus, could prevent us from doing things that would increase our common stock's price, or force us to do things that could lower our common stock's price.

SOME PROVISIONS OF DELAWARE LAW MAY PREVENT US FROM BEING ACQUIRED

     We are governed by Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a "business combination" with a person who is an "interested stockholder" for a period of three (3) years, unless approved in a prescribed manner. This provision of Delaware law may affect our ability to merge with, or to engage in other similar activities with, some other companies. This means that we may be a less attractive target to a potential acquirer who otherwise may be willing to pay a price for our common stock above its market price.

WE FACE YEAR 2000 RISKS

     We expect to be Year 2000 compliant in a timely manner and expect to have no material exposure with respect to information technology-related systems. With respect to non information technology areas, it is uncertain what risks are associated with the Year 2000 issue and any risks that may be identified could have a material, adverse effect on our business, financial condition, and results of operations and cash flows. We cannot assure you that the systems of customers and vendors on which we rely will be converted in a timely manner and will not have an adverse effect on our systems or operations

WE DO NOT EXPECT TO PAY CASH DIVIDENDS ON OUR COMMON STOCK

     We do not expect to pay any cash dividends on our common stock in the foreseeable future. We will reinvest any cash otherwise available for dividends in our business.

THERE ARE ADDITIONAL RISKS SET FORTH IN THE INCORPORATED DOCUMENTS

     In addition to the risk factors set forth above, you should review the documents incorporated into this prospectus. Such documents may contain, in certain instances and from time to time, additional and supplemental information relating to the risks set forth above and/or additional risks to be considered by you, including, without limitation, information relating to losses experienced by Mace in particular historical periods, working capital deficits of Mace at particular dates, information relating to pending and recently completed acquisitions, descriptions of new or changed federal or state regulations applicable to Mace, data relating to remediation and the actions taken by Mace, and estimates at various times of Mace's potential liabilities for compliance with environmental laws or in connection with pending litigation.


                                  THE COMPANY

  We were incorporated in Delaware on September 1, 1993, and before July, 1999, our main business was the production and sale of less-than-lethal defense sprays and other consumer safety and security products. On July 1, 1999, we merged American Wash Services Inc., a company that was engaged in the business of acquiring and operating car wash facilities, into a wholly-owned subsidiary of Mace Security International, Inc. Since the merger, our main business has been the acquisition and operation of full service car wash facilities. Through a separate division, we continue to produce and sell, both in our car wash facilities and elsewhere, our consumer safety products.

                              CAUTIONARY STATEMENT

     In this prospectus and in reports we incorporate in this prospectus, we use forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," "plan," or "continue," or the negative of the terms or other variations on the terms, or comparable terminology, which are referred to under the securities laws as "forward-looking statements."

     Our forward-looking statements are affected by known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from the results, performance and achievements that our forward-looking statements express or imply. We discuss some, but not all, of these risks, uncertainties and factors in this prospectus. We disclaim any obligation to update this discussion or to announce publicly the result of any revisions to any of the forward-looking statements contained in this prospectus, however, to reflect future events or developments.


                               PLAN OF DISTRIBUTION

WE WILL USE THIS PROSPECTUS TO ISSUE SHARES WHEN WE ACQUIRE OTHER COMPANIES

    This prospectus relates to an aggregate of 7,500,000 shares of our common stock that we may issue from time to time in the future when we:

    .  acquire assets, businesses or securities;
    . pay dividends on preferred stock that we issue in connection with our acquisitions;
    . convert into common stock the shares of preferred stock that we issue in connection with our acquisitions;
    . pay interest on our convertible debt securities that we issue in connection with our acquisitions;
    . convert into common stock our convertible debt securities that we issue in connection with our acquisitions; or
    . convert into common stock our warrants that we issue in connection with our acquisitions.

    We will determine the terms of acquisitions in which we issue the shares covered by this prospectus through direct negotiations with the owners or controlling persons of the assets, businesses or securities we seek to acquire. We expect that the shares will be valued at prices reasonably related to the common stock's market price either at the time we agree on the acquisitions' terms or at or about the time we deliver the shares. We will not pay underwriting discounts or commissions, although we may pay finder's fees in connection with some acquisitions. The Securities and Exchange Commission may deem any person receiving fees to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and may deem any fee to be underwriting commissions or discounts under the Securities Act.

WE MAY ALLOW THOSE RECEIVING SHARES IN OUR ACQUISITIONS TO RESELL THEM USING THIS PROSPECTUS

     After obtaining our permission, the persons who have received or will receive shares issued in our acquisitions and their transferees (collectively, the "Registered Stockholders"), may use this prospectus to offer and sell the shares. We may consent to the Registered Stockholders' use of this prospectus for a limited time, limited by and conditioned on agreements we may make with the Registered Stockholders. We anticipate that the Registered Stockholders may resell their shares from time to time:

    . on the open market in ordinary brokerage transactions on the Nasdaq Stock Market or any other securities exchange on which our common stock may be listed; or

    . in the over-the-counter market or in private transactions, which may involve crosses and block transactions.

     The Registered Stockholders will offer the shares for sale at market prices prevailing at the time of sale or at negotiated prices and on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. The Registered Stockholders may offer the shares directly, through agents designated from time to time or through brokers or dealers. A Registered Stockholder may engage a Nasdaq Stock Market member firm to act as the Registered Stockholder's agent in the Registered Stockholder's sale of the shares and/or may acquire shares as principal. Broker-dealers participating in these transactions as agents may receive commissions from the Registered Stockholder and, if they act as agent for the purchaser of the shares, from the purchaser, with the commissions computed in appropriate cases under the applicable Nasdaq Stock Market rules, which may be at negotiated rates where permissible.

     Participating broker-dealers may agree with the Registered Stockholder to sell a specified number of shares at a stipulated price per share and, to the extent the broker-dealer is unable to do so, to instead purchase as principal acting as agent for the Registered Stockholder any unsold shares at the price required to fulfill the broker-dealers' commitment to the Registered Stockholder. In addition or alternatively, the Registered Stockholder may sell shares directly or by or through other broker-dealers in special offerings, exchange distributions or secondary distributions by complying with the Nasdaq Stock Market's governing rules. In connection with the sales, the Registered Stockholders may pay commissions in excess of the customary commission Nasdaq Stock Market rules prescribe to participating broker-dealers. Alternatively, in the case of some secondary distributions, the Registered Stockholders may allow a discount or concession from the offering price to participating brokers-dealers in excess of customary commissions. Broker-dealers who acquire shares as principal may then resell the shares from time to time. These sales may involve crosses and block transactions and sales to and through other broker-dealers on the Nasdaq Stock Market or any other securities exchange on which the common stock may be listed, in negotiated transactions or otherwise. The resales may be made at market prices prevailing at the time of sale or at negotiated prices. In connection with the resales, the broker-dealer may pay or receive commissions.

     The Securities and Exchange Commission may deem the Registered Stockholder and any brokers, dealers, agents, member firm or others that participate with the Registered Stockholder in distributing the shares to be "underwriters" within the meaning of the Securities Act, and may deem any commissions or fees received by them and any profit they make by reselling of the shares they purchased to be underwriting commissions or discounts under the Securities Act.

     To comply with some states' securities laws, if applicable, the Registered Stockholders will sell the shares in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Registered Stockholder may not resell the shares unless the shares have been registered or qualified for sale in the state, or an exemption from registration or qualification is available and is complied with.

     We will not receive any proceeds from any of these sales. Presently, we have no arrangements or understandings, formal or informal, pertaining to the shares' distribution.

     We will pay printing costs and some legal, filing and other similar expenses associated with the Registered Stockholders' sales. Registered Stockholders will bear all other expenses of their sales, including brokerage fees and any underwriting discounts or commissions.


                                USE OF PROCEEDS

     Other than the assets, businesses or securities we acquire, we usually will not receive proceeds from our offering of shares in connection with our acquisitions. If we issue warrants or options to purchase common stock in connection with an acquisition, we will use any proceeds we receive after holders exercise their warrants or options for general corporate purposes.

     When a Registered Stockholder uses this prospectus in a public reoffering or resale of shares, we will not receive any proceeds from the Registered Stockholder's sale.



                                 LEGAL OPINIONS

     Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania, will issue for us an opinion on the validity of the shares being offered by this prospectus.


                                    EXPERTS

     Urbach Kahn & Werlin PC, independent public accountants, have audited the consolidated financial statements contained in our Annual Report on Form 10-KSB for the year ended December 31, 1998 that we have incorporated by reference in this prospectus, as indicated in their report. We have incorporated this report in this prospectus in reliance on their authority as experts in giving the reports.

                      WHERE YOU CAN FIND MORE INFORMATION

          The Securities Exchange Act of 1934 requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Our reports, proxy statements and other information may be copied and inspected at the Securities and Exchange Commission's Public Reference Facilities, which are in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Securities and Exchange Commission's following regional offices: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the material can be obtained from the Securities and Exchange Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, by calling 1-800-SEC-0300. The Securities and Exchange Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy statements and other information.

          We filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act which registered the shares covered by this prospectus. This prospectus is a part of the registration statement. This prospectus does not contain all of the information shown in the registration statement because we have omitted some portions of the prospectus as permitted by the Securities and Exchange Commission's rules and regulations. Statements contained in this prospectus as to any contract or other documents' contents are not necessarily complete. In each instance, if the contract or document is filed as an exhibit to the registration statement, the affected statement is qualified, in all respects, by reference to the applicable exhibit to the registration statement. For further information about us and our shares, we refer you to the registration statement and the exhibits and schedules that you may obtain from the Securities and Exchange Commission at its principal office in Washington, D.C. after you pay the Securities and Exchange Commission's prescribed fees.

          The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information we have incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will update and supersede automatically this information. We incorporate by reference the following documents, which we have filed already with the Securities and Exchange Commission, and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

   1.  Our Annual Report on Form 10-KSB for the year ended December 31, 1998.

   2. Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999 and June 30, 1999.

   3.  Our following Current Reports on Form 8-K:

        (a)  Form 8-K dated May 17, 1999, as amended on July 30, 1999;

        (b)  Form 8-K dated May 18, 1999, as amended on August 2, 1999;

        (c)  Form 8-K dated May 26, 1999, as amended on June 18, 1999;

        (d)  Form 8-K dated June 1, 1999, as amended on August 16, 1999;

        (e)  Form 8-K dated June 22, 1999, as amended on August 27, 1999;

        (f)  Form 8-K dated July 1, 1999, as amended on September 13, 1999;

        (g)  Form 8-K dated July 1, 1999, as amended on September 13, 1999;

        (h)  Form 8-K dated July 9, 1999, as amended on September 22, 1999;

        (i)  Form 8-K dated August 24, 1999, as amended on October 19, 1999;

        (j)  Form 8-K dated August 25, 1999;

        (k)  Form 8-K dated September 23, 1999; and

        (l)  Form 8-K dated September 23, 1999.

   4. The description of Mace's common stock contained in the registration statement (File No. 0-22810) filed by Mace to register such securities under the Securities Exchange Act of 1934, including all amendments and reports filed to update such description.

   You should rely only on the information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of our securities.

       WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, AFTER THEIR WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO THE DOCUMENTS, UNLESS THE EXHIBITS ARE INCORPORATED SPECIFICALLY BY REFERENCE IN THE DOCUMENTS. WRITTEN REQUESTS FOR COPIES SHOULD BE ADDRESSED TO LOUIS D. PAOLINO, JR., CHIEF EXECUTIVE OFFICER, MACE SECURITY INTERNATIONAL, INC., 1000 CRAWFORD PLACE, SUITE 400, MT. LAUREL, NEW JERSEY 08054.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     We are organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify the person in the case of actions or suits brought by or in the right of the corporation, except, unless otherwise ordered by the court, that no indemnification will be made in respect of any claim, issue or matter as to which the person will have been adjudged to be liable to the corporation.

     A corporation may indemnify the person against expenses including attorneys' fees, and judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification will be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. The determination will be made:

       (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum;

       (2) if no directors were parties, or if the directors so direct, by independent legal counsel in a written opinion; or

       (3) by the stockholders.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any claim, issue or matter therein, the person will be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. Our By-Laws provide for the indemnification of our directors and officers to the fullest extent permitted by law and requires advancement of expenses.

     Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability:

     (1) for any breach of the director's duty of loyalty to the corporation or its stockholders;

     (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law;

     (3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

     (4) for any transaction from which the director derived an improper benefit.

     Moreover, while this provision directors with protection against awards for monetary damages for breach of their duty of care, it does not eliminate the duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

     Our Certificate of Incorporation does not provide for the limitation on liability permitted by Section 102(b)(7). We maintain directors and officers' liability insurance.

     Reference is made to Item 22 of this Registration Statement for additional information regarding indemnification of directors and officers.



ITEM 21.  EXHIBITS.

The following Exhibits are filed as part of this registration statement:

Exhibit Number           Document
-----------------------  --------
5                        Opinion of Drinker Biddle & Reath LLP*
23.1                     Consent of Ernst & Young LLP
23.2                     Consent of Urbach Kahn & Werlin PC
23.3                     Consent of D. Willliams & Co., P.C.
23.4                     Consent of Daniel P. Irwin and Associates, P.C.
23.5                     Consent of Burton Segal & Company
23.6                     Consent of Drinker Biddle & Reath LLP*
24                       Powers of Attorney - Included on signature page

--------------------------------
*  To be filed by amendment

ITEM 22.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes to:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mt. Laurel, New Jersey on October 26, 1999.

                   MACE SECURITY INTERNATIONAL, INC.

                   By:   /s/ Louis D. Paolino, Jr.
                       ---------------------------------------------
                       Louis D. Paolino, Jr.
                       Chairman of the Board, Chief Executive Officer and President

                              POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Robert M. Kramer and Gregory M. Krzemien and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name place and stead, in any and all capacities, to sign any and all amendments and supplements to the Registration Statement on Form S-4 (including but not limited to prospectus supplements and pre-effective and post-effective amendments) and any subsequent Registration Statements to be filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (or any successor thereto), for the purpose of registering under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, on October 26, 1999.

                   Name                                              Capacity
              ------------                                       ----------------
    /s/ Louis D. Paolino, Jr.                           Chairman of the Board, Chief Executive Officer and
------------------------------------------------------  President
Louis D. Paolino, Jr.

   /s/ Gregory M. Krzemien                              Chief Financial Officer and Treasurer
------------------------------------------------------
Gregory M. Krzemien

   /s/ Ronald R. Pirollo                                Chief Accounting Officer and Controller
------------------------------------------------------
Ronald R. Pirollo

   /s/ Jon E. Goodrich                                  Director
------------------------------------------------------
Jon E. Goodrich

   /s/ Robert M. Kramer                                 Director
------------------------------------------------------
Robert M. Kramer

   /s/ Matthew J. Paolino                               Director
------------------------------------------------------
Matthew J. Paolino

   /s/ Constantine N. Papadakis                         Director
------------------------------------------------------
Constantine N. Papadakis

    /s/ Rodney R. Proto                                 Director
------------------------------------------------------
Rodney R. Proto

                                 EXHIBIT INDEX


Exhibit Number              Document
--------------              --------
23.1                        Consent of Ernst & Young LLP

23.2                        Consent of Urbach Kahn & Werlin PC

23.3                        Consent of D. Williams & Co., P.C.

23.4                        Consent of Daniel P. Irwin and Associates, P.C.

23.5                        Consent of Burton Segal & Company

24                          Powers of Attorney (included on signature page)